Exhibit 10.26

MPLX LP

2012 INCENTIVE COMPENSATION PLAN

MPC NON-EMPLOYEE DIRECTOR PHANTOM UNIT AWARD POLICY

(Adopted effective December 3, 2012)

Pursuant to this Award Policy and the MPLX LP 2012 Incentive Compensation Plan (the “Plan”), MPLX GP LLC, a Delaware limited liability company (the “Company”), the general partner of MPLX LP, a Delaware limited partnership (the “Partnership”), hereby grants to each of the non-employee directors of Marathon Petroleum Corporation (“MPC”), the parent corporation of the Company, serving on the Board of Directors of MPC (each a “Participant”), on the first trading day of each calendar quarter (each a “Grant Date”), that number of Phantom Units determined by dividing ten percent of the total value of the equity component of such Participant’s quarterly MPC non-employee director compensation by the closing market price of a Common Unit of the Partnership as reported on the Consolidated Tape System on the Grant Date. The number of Phantom Units awarded is subject to proration in the event an MPC non-employee director commences service on the MPC Board of Directors other than at the commencement of a calendar quarter and adjustment as provided in the Plan, and the Phantom Units hereby granted are also subject to the following terms and conditions:

1. Relationship to the Plan. The grants of Phantom Units under this Award Policy are subject to all of the terms, conditions and provisions of the Plan and administrative interpretations, if any, that have been adopted by the “Committee,” as such term is defined in the Plan. Except as defined in this Award Policy, capitalized terms shall have the same meanings given to them under the Plan. To the extent any provision of this Award Policy conflicts with the express terms of the Plan, the terms of the Plan shall control and, if necessary, the applicable provisions of this Award Policy shall be hereby deemed amended so as to carry out the purpose and intent of the Plan.

2. Settlement of Phantom Units. The Phantom Units granted under this Award Policy shall be settled in full in the form of a Common Unit of the Partnership for each Phantom Unit subject to this Award Policy upon the earlier of the Participant’s departure from the MPC Board of Directors or the Participant’s death.

3. Dividends and Cash Distributions. During the period of time between the Grant Date and the date the Phantom Units are settled, for any dividends and/or cash distributions paid by the Partnership on outstanding Common Units of the Partnership, the Participant shall be credited with additional Phantom Units, including any fractional Phantom Units, based on the Fair Market Value of a Common Unit of the Partnership on the date such dividend and/or cash distribution is made. Any additional Phantom Units granted pursuant to this Section shall be subject to the same terms and conditions applicable to the Phantom Units to which these dividend and/or cash distributions relate, including, without limitation, the restrictions on transfer, forfeiture, settlement and distribution provisions contained in this Award Policy or the Plan.

4. Issuance of Common Units. During the period of time between the Grant Date and the date the Phantom Units settle, the Phantom Units will be evidenced by a credit to a bookkeeping account evidencing the unfunded and unsecured right of the Participant to receive shares of Common Units, subject to the terms and conditions applicable to the Phantom Units. Upon the settlement date as described in Paragraph 2 above, the Participant’s shall be entitled to receive a number of Common Units of the Partnership equal to the total of the number of Phantom Units granted and any additional Phantom Units credited pursuant to Paragraph 3 above with any fractional Phantom Units remaining settled in cash. Such Common Units shall be issued and registered in the name of the Participant. Subject to the terms of the Plan, all amounts payable to the Participant in respect of the Phantom Units, including the issuance of Common Units of the Partnership pursuant to this Paragraph 4, shall be paid as of the first day of the calendar month following the expiration of 45 days following the settlement date or as soon as reasonably practicable following the settlement date for such Phantom Units, but, in no event, later than March 15th of the year following the year in which the settlement date for the Phantom Units occurs. The Participant shall not have the right or be entitled to exercise any voting rights, receive cash distributions or dividends or have or be entitled to any rights as a partnership unit holder in respect of the Phantom Units until such time as the Phantom Units have been settled and corresponding Common Units of the Partnership have been issued.

5. Nonassignability. Upon the Participant’s death, the Phantom Units credited to the Participant under this Award shall be transferred to the Participant’s beneficiary as designated under the Marathon Petroleum Deferred Compensation Plan for Non-Employee Directors, or if no such beneficiary designation has been executed by Participant, to the Participant’s estate and upon such transfer settled in Common Units of the Partnership. Otherwise, the Participant may not sell, transfer, assign, pledge or otherwise encumber any portion of the Phantom Units, and any attempt to sell, transfer, assign, pledge, or encumber any portion of the Phantom Units shall have no effect.

6. Nature of the Grant. Under this Award Policy, the Participant is not an employee of the Company, the Partnership or MPC, and this Award of Phantom Units is granted in connection with service as a Non-Employee Director on the MPC Board to the benefit of the Company and the Partnership and should not be considered in any way as compensation for, or relating in any way to, past services for the Company, the Partnership or MPC, or any affiliates or predecessors of any of the foregoing as an employee.

7. Modification of Policy. Any modification of this Award Policy shall be binding only if evidenced by resolution of the Board of the Company, provided that no modification may, without the consent of the Participant, adversely affect the rights of the Participant.

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